EXHIBIT 21.1

RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP
List of Subsidiaries

Canada

1011778 B.C. Unlimited Liability Company
1011778 Subco Holdings ULC
1013414 B.C. Unlimited Liability Company
1013421 B.C. Unlimited Liability Company
1014369 B.C. Unlimited Liability Company
1019334 B.C. Unlimited Liability Company
1028539 B.C. Unlimited Liability Company
1029261 B.C. Unlimited Liability Company
1057772 B.C. Unlimited Liability Company
1112090 B.C. Unlimited Liability Company
1112097 B.C. Unlimited Liability Company
1112100 B.C. Unlimited Liability Company
1112104 B.C. Unlimited Liability Company
1112106 B.C. Unlimited Liability Company
12-2019 Holdings ULC
12KR Holdings ULC
12KRR Holdings ULC
12 LP Subco Holdings ULC
12ZZ Holdings ULC
2097A Holdings ULC
2097AA Holdings ULC
2097B Holdings ULC
2097P Limited Partnership
8997896 Canada Inc.
BC12 Limited Partnership
BC12P Limited Partnership
BC12Sub-Orange Holdings ULC
BK Canada Service ULC
Burger King Canada Holdings Inc.
Firehouse Subs of Canada Ltd.
GPAir Limited
IPCO Limited Partnership
IPCOA Holdings ULC
IPCOAA Holdings ULC
IPCOB Holdings ULC
KR1 Holdings ULC
KR3 Holdings ULC
KR4 Holdings ULC
KR5 Holdings ULC

KR6 Holdings ULC
KR7 Holdings ULC
KR8 Holdings ULC
KR9 Holdings ULC
KR19TDL Holdings ULC
Lax Holdings ULC
Lax Subco Holdings ULC
Lax Subco 2 Holdings Inc.
LDTA Holdings ULC
LDTAA Holdings ULC
LDTB Limited Partnership
LDTC Holdings ULC
Orange Group International, Inc.
P2019 Limited Partnership
PBB Holdings ULC
Pie 1 Limited Partnership
Pie 2 Limited Partnership
Pie 3 Limited Partnership
Pie 4 Limited Partnership
PLK Enterprises of Canada, Inc.
RB Crispy Chicken Holdings ULC
RB Iced Capp Holdings ULC
RB OCS Holdings ULC
RB Timbit Holdings ULC
RBH Midco Holdings ULC
RBH Sub1 Holdings Corporation
RBH Sub2 Holdings Corporation
RBH Sub3 Holdings Corporation
RBH Subco 4 Holdings ULC
RBHZZ Holdings ULC
RBIZZ Holdings ULC
RBIZZZ Holdings ULC
Restaurant Brands Holdings Corporation
TDLRR Subco Holdings ULC
The TDL Group Corp./Groupe TDL Corporation
Tim Hortons Advertising and Promotion Fund (Canada) Inc.
Tim Hortons Canadian IP Holdings Corporation
ZN1 Holdings ULC
ZN3 Holdings ULC
ZN4 Holdings ULC
ZN5 Holdings ULC
ZN6 Holdings ULC
ZN7 Holdings ULC
ZN8 Holdings ULC
ZN9 Holdings ULC

ZN19TDL Holdings ULC
ZNA Holdings ULC
ZNRBI Limited Partnership

Argentina
BK Argentina Servicios, S.A.

Barbados
Burger Global Finance SRL
Firehouse Global Finance SRL
RBI Finance (Barbados) SRL
Burger Global Investment (Barbados) SRL
Popeyes Finance (Barbados) SRL

Brazil
Burger King do Brasil Assessoria a Restaurantes Ltda.
FHB International S.A.

Cayman
PLKC International Limited

China
Bobipai (Shanghai) Catering Management Co., Ltd.
PLKC HK International Limited

Germany
Burger King Beteiligungs GmbH

Luxembourg
Burger King (Luxembourg) S.a.r.l.
Burger King (Luxembourg) 2 S.a.r.l.
Burger King (Luxembourg) 241 S.a.r.l.
Burger King (Luxembourg) 242 S.a.r.l.
Burger King (Luxembourg) 2A S.a.r.l.
Burger King (Luxembourg) 3 S.a.r.l.
Burger King (Luxembourg) Holdings S.a.r.l.
Burger King (Luxembourg) Holding Company S.a.r.l.
Burger King (Luxembourg) Finance S.a.r.l.
Burger King (Luxembourg) Investments S.a.r.l.
Firehouse Subs Luxembourg S.a.r.l.
Orange Lux S.a.r.l.
TH Luxembourg S.a.r.l.
Restaurant Brands Lux S.a.r.l.

Mexico
Adminstracion de Comidas Rapidas, SA de CV
BK Comida Rapida, S. de R.L. de C.V.
BK Servicios de Comida Rapida, S. de R.L. de C.V.

Puerto Rico
Popeyes PR Inc.

Singapore

BK AsiaPac, Pte. Ltd.
Firehouse Subs APAC Pte. Ltd.
PLK APAC Pte. Ltd.
Tim Hortons Asia Pacific Pte. Ltd.

South Africa
Burger King South Africa Holdings (Pty) Ltd.

Switzerland
BK APAC IP GmbH
BK LAC IP GmbH
BK Swiss Finance GmbH
Burger King (Swiss) 245 GmbH
PLK Swiss Finance GmbH
Burger King Europe GmbH
Firehouse Subs Europe GmbH
PLK Europe GmbH
Tim Hortons Restaurants International GmbH
Restaurant Brands Switzerland GmbH

United Kingdom
BK (UK) Company Limited
BurgerKing Ltd.
Burger King (United Kingdom) Ltd.
Huckleberry’s Ltd.

Uruguay
Jolick Trading, S.A.

U.S.A.

Alabama Quality, L.L.C.
BCP US, LP
BCP-sub, LLC
BK Acquisition, Inc.
BK Whopper Bar, LLC
BKE US Finance LP
BKE US Finance LLC
Blue Finance Holdings 4, LLC
Blue Holdco AKA8, LLC
Burger King Capital Finance, Inc.
Burger King Company LLC
Burger King Interamerica, LLC
Burger King International, LLC
Burger King Investments, Inc.
CFH Real Estate, LLC
Cambridge Chicken Holdings, LLC
Cambridge Franchise Real Estate, LLC
Cambridge Quality Chicken, LLC
Cambridge Real Estate Development, LLC
Cambridge Southeastern Real Estate, LLC

Capital 94, LLC
Carolina Quality, LLC
Carolina Quality Properties, LLC
Carrols LLC
Carrols Corporation
Carrols Holdco Inc.
Carrols Restaurant Group, LLC
Firehouse of America, LLC
FRG, LLC
Frayser Holdings, LLC
Frayser Quality, LLC
LLC-QQ, LLC
LLC-QZ, LLC
LLCXOX, LLC
LQ Real Estate, LLC
Louisiana Quality, LLC
Meal Concepts, LLC
Mirabile Investment Corporation
Nashville Quality, LLC
New CFH, LLC
New Red Finance Inc.
North Pole Acquisition, LLC
NPFH Holdco, LLC
Orange Group, Inc.
Orange Intermediate, LLC
Popeyes Funding LLC
Popeyes Holdco LLC
Popeyes Louisiana Kitchen, Inc.
Popeyes Louisiana Kitchen Investment, LLC
RB Kitchens, LLC
Republic Foods, Inc.
Restaurant Brands International US Services LLC
SBFD, LLC
TH Jamestown LLC
TQ Real Estate, LLC
Tennessee Quality, LLC
The Tim’s National Advertising Program, Inc.
Tim Donut U.S. Limited, Inc.
Tim Hortons (New England), Inc.
Tim Hortons USA Inc.
WS Coinvest GP, Inc.